                                                                    EXHIBIT 10.8

                       SECURITIES ACQUISITION AGREEMENT
                           AND PLAN OF REORGANIZATION

     THIS SECURITIES ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on December 20, 1999 by and among VIRTGAME.COM CORP., a Delaware corporation ("Virtgame"), PRIMELINE GAMING TECHNOLOGIES, INC., a California corporation ("PrimeLine"), and the stockholders of PRIMELINE listed on the list of stockholders ("List of Stockholders") attached as Exhibit "A" hereto and who have executed this Agreement ("Stockholders").

                                R E C I T A L S
                                ---------------

A. The Stockholders are the sole stockholders of PrimeLine. PrimeLine has an authorized capitalization consisting of 1,000,000 shares of no par value common stock ("PrimeLine Common Stock"), of which 100,000 common shares ("PrimeLine Shares") are issued, outstanding and held by the Stockholders.

B. The Stockholders wish to transfer, and Virtgame wishes to acquire, all of the PrimeLine Shares on the Closing Date (as defined below), in exchange for Virtgame's transfer to the Stockholders of an aggregate of 300,000 shares ("Virtgame Shares") of the $.00001 par value common stock ("Virtgame Common Stock") of Virtgame, provided however, if the average closing sale price of Virtgame Common Stock for the 5 trading days immediately preceding the date this Agreement is executed is less than $3 per share, the Stockholders shall be entitled to the number of Virtgame Common Shares equal to $900,000 divided by such five day average closing sale price so determined. For example, if the average closing sale price was $2.50 per share, the number of shares of Virtgame Common Stock would be 360,000 (900,000 / 2.5 = 360,000). The exchange of the PrimeLine Shares for the Virtgame shares shall be subject to and upon the terms and conditions hereinafter set forth.

                               A G R E E M E N T
                               -----------------

     It is agreed as follows:

     1.   SECURITIES ACQUISITION AND REORGANIZATION.
          -----------------------------------------

          1.1  Agreement to Exchange Securities.  A plan of reorganization of
               --------------------------------
Virtgame and PrimeLine pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, is adopted as follows:

               1.1.1 Subject to the terms and upon the conditions set forth herein, each Stockholder agrees to assign, transfer and deliver to Virtgame, and Virtgame agrees to acquire from each Stockholder, at the Closing, the PrimeLine Shares owned by the respective Stockholder as set forth on the List of Stockholders, in exchange for the transfer, at the Closing, by Virtgame to each Stockholder of a pro rata share of the Virtgame Shares. A Stockholder's pro rata share of the Virtgame Shares shall be determined by multiplying the total number of the Virtgame Shares (e.g., 300,000 shares of Virtgame Common Stock) by a fraction, the numerator of which is the total number of PrimeLine Shares owned by the Stockholder at the Closing and the denominator of which is 100,000.

               1.1.2 It is the intent of the parties that the transactions contemplated under this Agreement qualify as a tax free reorganization under (S) 368(a)(1)(B). As such, the Stockholders intend to be entitled to exchange the PrimeLine Common Stock on a tax free basis.

          1.2  Instruments of Transfer.
               -----------------------

               1.2.1  PrimeLine Shares.  Each Stockholder shall deliver to
                      ----------------
Virtgame at the Closing certificates representing his PrimeLine Shares, along with duly executed stock powers, in form and substance satisfactory to Virtgame in order to vest in Virtgame all of his right, title and interest in and to the PrimeLine Shares. From time to time after the Closing Date, and without further consideration, the Stockholders will execute and deliver such other instruments of transfer and take such other actions as Virtgame may reasonably request in order to more effectively transfer to Virtgame the securities intended to be transferred hereunder.

               1.2.2  Virtgame Shares. Virtgame shall deliver to the
                      ---------------
Stockholders at the Closing Date certificates representing the Virtgame Shares, in form and substance satisfactory to the Stockholders, in order to effectively vest in the Stockholders all right, title and interest in and to the Virtgame Shares. From time to time after the Closing Date, and without further consideration, Virtgame will execute and deliver such other instruments and take such other actions as the Stockholders may reasonably request in order to more effectively issue to them the Virtgame Shares.

          1.3  Closing.  The closing ("Closing") of the exchange of the
               -------
PrimeLine Shares and the Virtgame Shares shall take place at the offices of Virtgame, at 12625 High Bluff Drive, Suite 205A, San Diego, California 92130, at 10:00 a.m., local time, on December 21, 1999, or such other date as agreed to by the parties to this Agreement.

     2.   INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each
          -------------------------------------------------------------
Stockholder severally represents, warrants and covenants to and with Virtgame with respect to himself, as follows:

          2.1  Power and Authority.  The Stockholder has all requisite
               -------------------
individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All individual action on the part of the Stockholder necessary for the authorization, execution, delivery and performance of the Agreement by the Stockholder has been taken and no further authorization on the part of the Stockholder is required to consummate the transactions provided for under this Agreement. When executed and delivered by the Stockholder, this Agreement shall constitute the valid and legally binding obligation of the Stockholder enforceable in accordance with their respective terms.

          2.2  Ownership of and Title to Securities.  The Stockholders represent
               ------------------------------------
that the Stockholders are the sole owners of all of the issued and outstanding shares of capital stock of PrimeLine and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the purchase of any securities of PrimeLine held by the Stockholders or any other persons. The Stockholder represents that the Stockholders has and will transfer to Virtgame

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good and marketable title to the PrimeLine Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

          2.3  Investment and Related Representations.
               --------------------------------------

               2.3.1  Virtgame Shares as "Restricted" Securities. The
                      ------------------------------------------
Stockholder is aware that neither the Virtgame Shares nor the offer or sale thereof to the Stockholder has been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. The Stockholder further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other state regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Stockholder by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming. The Stockholder acknowledges that the Virtgame Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Stockholder represents that the Stockholder is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be publicly resold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. The Stockholder agrees that the Stockholder will not sell any portion of Virtgame Shares except in accordance with an available exemption from registration under the Securities Act. The Stockholder understands that each certificate for the Virtgame Shares issued to the Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.3.1 and that Virtgame shall refuse to transfer the Virtgame Shares except in accordance with such restrictions, such legend to be substantially as follows:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION, IN EACH CASE AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

               2.3.2  Investment Representation. This Agreement is made with the
                      -------------------------
Stockholder in reliance upon the Stockholder's representation, which by the Stockholder's execution of this Agreement the Stockholder hereby confirms, that the Virtgame Shares to be received by the Stockholder are being acquired pursuant to this Agreement for investment and

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not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

               2.3.3  No Public Solicitation.  The Stockholder is acquiring the
                      ----------------------
Virtgame Shares after private negotiation and has not been attracted to the acquisition of the Virtgame Shares by any press release, advertising or publication.

               2.3.4  Access to Information. The Stockholder believes he has
                      ---------------------
received all of the information it considers necessary or appropriate for deciding whether to acquire the Virtgame Shares, including, but not limited to the copies of the Virtgame Disclosure Reports (as defined in Section 4.6). The Stockholder further represents that it has had an opportunity to ask questions of, and to receive answers from, Virtgame regarding Virtgame, its business and prospects, and the Virtgame Shares.

               2.3.5  Investor Sophistication and Ability to Bear Risk of Loss.
                      --------------------------------------------------------
The Stockholder acknowledges that he is able to protect his interests in connection with the acquisition of the Virtgame Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Stockholder's financial condition. The Stockholder otherwise has such knowledge and experience in financial or business matters that the Stockholder is capable of evaluating the merits and risks of the investment in the Virtgame Shares.

     3.   REPRESENTATIONS AND WARRANTIES OF PRIMELINE AND THE STOCKHOLDERS.
          ----------------------------------------------------------------
PrimeLine and each of the Stockholders severally represents, warrants and covenants to and with Virtgame with respect to itself or himself as follows:

          3.1  Organization and Good Standing.  PrimeLine is a corporation duly
               ------------------------------
organized, validly existing, and in good standing under the laws of the State of California and is a duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of PrimeLine. PrimeLine has delivered or prior to the Closing Date will deliver to Virtgame complete and correct copies of its articles of incorporation and bylaws, as amended, certified by the Secretary of PrimeLine to be complete and correct. PrimeLine has no subsidiaries or equity ownership in any other entities.

          3.2  Capitalization.  The authorized capital stock of PrimeLine
               --------------
consists of 1,000,000 shares of PrimeLine Common Stock, no par value, of which 100,000 shares are issued and outstanding. The PrimeLine Shares are duly authorized and have been validly issued, fully paid and are nonassessable. There are no agreements, options, warrants or other rights to purchase any authorized and unissued shares of PrimeLine Common Stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among PrimeLine, its shareholders, or any of them with regard to PrimeLine Common Stock.

          3.3  No Governmental or Other Proceeding or Litigation.  There are no
               -------------------------------------------------
orders of any court or administrative agency is in effect which restrains or prohibits PrimeLine or the Stockholder from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of PrimeLine's or the Stockholder's consummation of the transactions contemplated hereby.

          3.4  Approvals and Consents.  There are no permits, consents, mandates
               ----------------------
or approvals of public authorities, either federal, state or local, or of any third party necessary for the Stockholder's consummation of the transactions contemplated hereby.

          3.5  Power and Authority.  PrimeLine has all requisite corporate power
               -------------------
and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All corporate action on the part of PrimeLine necessary for the authorization, execution, delivery and performance of this Agreement by PrimeLine has been taken and no further authorization on the part of PrimeLine is required to consummate the transactions provided for under this Agreement. When executed and delivered by PrimeLine, this Agreement shall constitute the valid and legally binding obligation of PrimeLine enforceable in accordance with its terms.

          3.6  Contracts and Agreements.  The PrimeLine Disclosure Schedule
               ------------------------
attached hereto as Appendix 1 ("PrimeLine Disclosure Schedule") sets forth all contracts and agreements to which PrimeLine is a party or by which it is bound. Except as set forth in the PrimeLine Disclosure Schedule, none of the contracts or agreements will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated by this Agreement. PrimeLine is not in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money nor has any event occurred which, with the passage of time or giving of notice, would constitute such a default by PrimeLine and no other party to any such contract or agreement is in default in any material respect thereunder nor has any such event occurred with respect to such party.

          3.7  PrimeLine Financial Statements.  PrimeLine has delivered to
               ------------------------------
Virtgame the unaudited balance sheet of PrimeLine as of December 20, 1999 and the related unaudited statements of income from the date of incorporation to December 20, 1999, along with appropriate notes thereto (collectively the "PrimeLine Financial Statements"). The PrimeLine Financial Statements are correct in all material respects and fairly and accurately present the financial position of PrimeLine as of the dates indicated and the results of its operations for the periods indicated.

          3.8  Absence of Undisclosed Liabilities.  PrimeLine has no material
               ----------------------------------
liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are not reflected in the balance sheet included in the PrimeLine Financial Statements as of the relevant date as a liability or by adequate reserves therefor or, in the case of contingent liabilities, reflected in the notes thereto. There is no fact known to PrimeLine which materially adversely affects or in the future is likely to materially adversely affect the businesses, properties, assets or revenues of PrimeLine which has not been described or set forth in the PrimeLine Financial Statements.

          3.9  Absence of Adverse Changes.  Except as disclosed in the PrimeLine
               --------------------------
Financial Statements, since December 20, 1999, there has not been any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), reserves, businesses, properties or operations of PrimeLine.

          3.10 Intellectual Property.  The PrimeLine Disclosure Schedule sets
               ---------------------
forth all trademarks, trade names, copyrights, or applications (collectively, the "Intellectual Property") therefor which are owned, used, registered in the name of or licensed to PrimeLine. Except as disclosed in the PrimeLine Disclosure Schedule, PrimeLine is the exclusive owner of all rights to the Intellectual Property and no proceedings have been instituted or are pending or threatened or contemplated which challenge the validity of the ownership by PrimeLine of any item of such Intellectual Property. Except as disclosed in the PrimeLine Disclosure Schedule, PrimeLine has not licensed, assigned or otherwise granted to a third party any rights of use to any such Intellectual Property and, to the Stockholder's and PrimeLine's knowledge, there have been no assignments or licensing of such rights.

          3.11 Employee or Consulting Agreements.  The PrimeLine Disclosure
               ---------------------------------
Schedule lists all plans, contracts, and arrangements, oral, implied or written, including but not limited to union contracts, employment agreements, consulting agreements, employee manuals, incentive payment plans and employee benefit plans, whereunder PrimeLine has any obligations (other than obligations to make current wage or salary payments terminable on notice of 90 days or less) to its officers or employees or other persons or their beneficiaries or whereunder any of such person owes money to PrimeLine, except to the extent any such obligation is set forth in the PrimeLine Disclosure Schedule or the PrimeLine Financial Statements.

          3.12 Insurance.  PrimeLine does not maintain any policies of fire and
               ---------
casualty, liability and other forms of insurance. PrimeLine is not subject to any liabilities as a self-insurer of its business and property which could have a material adverse impact on its business, properties or prospects, taken as a whole.

          3.13 Permits and Other Operating Rights.  PrimeLine currently
               ----------------------------------
possesses all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign and domestic governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          3.14 Personal Property, Inventories and Title to Property.  All
               ----------------------------------------------------
personal property owned, leased or used by PrimeLine is reflected in the PrimeLine Disclosure Schedule or the PrimeLine Financial Statements, and is in good operating and working condition and fit for operation in the usual course of business, ordinary wear and tear excepted. PrimeLine has good and marketable title to all of its assets, and a good and valid leasehold interest in all property leased by the corporation, free and clear of all liens.

          3.15 Environmental Matters.  There has been no manufacture, refining,
               ---------------------
storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by PrimeLine at any real property currently or in the past owned, operated, used, leased or contracted for by PrimeLine, or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. PrimeLine has not received (a) notice of any such violation with respect to any Hazardous Substance at or by any of such real property, (b) notice from any governmental agency that PrimeLine, or any present or former owner, lessee or operator of such real property, is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (c) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning PrimeLine's compliance with any Environmental Law. As used herein "Environmental Laws" means the all laws, regulations, orders or decrees issued or promulgated within the U.S. or any jurisdiction within its boundaries relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyl, pesticides and radon.

          3.16  Tax Matters.  PrimeLine has timely filed all tax returns and all
                -----------
information returns and reports required to be filed by or with respect to it under the laws of its jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. PrimeLine has paid all taxes which have become due or payable, and will pay on or prior to the Closing Date all taxes which have become due or payable on or prior to the Closing Date.

          3.17  Transactions with Affiliates. PrimeLine has not purchased,
                ----------------------------
acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with any officer, director, employee or stockholder of PrimeLine nor any spouse, child or entity controlled, controlling or under common control by any such person, nor is PrimeLine a party to any agreement oral or written with respect to any of the foregoing.

          3.18  Brokerage.  No broker or finder has acted directly or indirectly
                ---------
for PrimeLine or any Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of PrimeLine or any Stockholder.

          3.19  Other Information.  No portion of this Agreement, any Schedule
                -----------------
or Exhibit attached hereto or any other document furnished or to be furnished by PrimeLine or any Stockholder or any of its authorized representatives to Virtgame or any of its authorized representatives is false or misleading or omits to state a fact required to be stated therein in order to make any of the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to PrimeLine or any Stockholder which adversely affects or in the future is likely to adversely affect PrimeLine which has not been described or set forth or referred to in this Agreement, any Schedule or Exhibit hereto or any other document.

     4.   REPRESENTATIONS AND WARRANTIES OF VIRTGAME.  Virtgame represents,
          ------------------------------------------
warrants and covenants to and with each of the Stockholders as follows:

          4.1  Organization and Good Standing.  Virtgame is a corporation duly
               ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement.

          4.2  Capitalization.  The authorized capital stock of Virtgame
               --------------
consists of 10,000,000 shares of Preferred Stock, $.00001 par value, of which no shares are issued, and 30,000,000 shares of Virtgame Common Stock, $.00001 par value, of which 9,922,084 shares are issued and outstanding as of the date of this Agreement. All outstanding shares of Virtgame Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

          4.3  No Governmental or Other Proceeding or Litigation.  Virtgame
               -------------------------------------------------
represents that, to its knowledge, no order of any court or administrative agency is in effect which restrains or prohibits Virtgame from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Virtgame's consummation of the transactions contemplated hereby.

          4.4  Validity of Transactions.  This Agreement, and each document
               ------------------------
executed and delivered by Virtgame in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized, executed and delivered by Virtgame and is each the valid and legally binding obligation of Virtgame, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity. The Virtgame Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Virtgame Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

          4.5  Approvals and Consents.  Virtgame represents that, to its best
               ----------------------
knowledge, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for Virtgame's consummation of the transactions contemplated hereby.

          4.6  Financial Statements; SEC Reports.  Virtgame has furnished to the
               ---------------------------------
Stockholders its consolidated balance sheet as of the end of its fiscal year ended December 31, 1998 and its consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended December 31, 1998, 1997 and 1996, together with appropriate notes to such consolidated financial statements, accompanied by reports thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants. Virtgame has also furnished to the Stockholders its unaudited consolidated condensed balance sheet as of September 30, 1999 and its unaudited consolidated condensed statements of earnings and cash flows of the nine months ended September 30, 1999.

          All of the foregoing consolidated financial statements (collectively, the "Virtgame Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of Virtgame as of the dates of such balance sheets and the results of operations for the respective periods indicated.

          Virtgame has also furnished to the Stockholders (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, (ii) all quarterly reports on Form 10-QSB and current reports on Form 8-K which it has filed with the SEC since December 31, 1998, and (iii) its private placement memorandum dated September 7, 1999. The aforementioned reports and memoranda are sometimes collectively referred to as the "Virtgame Disclosure Reports."

          4.7  Absence Of Undisclosed Liabilities.  Virtgame has no material
               ----------------------------------
liabilities, fixed or contingent, other than (i) liabilities fully reflected in the Virtgame Financial Statements, or (ii) liabilities incurred since September 30, 1999 in the ordinary course of business or as contemplated or permitted by this Agreement, all of which in the aggregate, taking into consideration all other changes in the financial condition of Virtgame in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of Virtgame or on the conduct of its businesses.

          4.8  Absence Of Adverse Changes.  Except as disclosed in the Virtgame
               --------------------------
Financial Statements, since September 30, 1999, there has not been any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of Virtgame, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of Virtgame which is material to the consolidated financial condition, operation or business of Virtgame.

          4.9  Other Information.  No portion of this Agreement, any Schedule or
               -----------------
Exhibit attached hereto or any other document furnished or to be furnished by Virtgame or any of its authorized representatives to the Stockholders or any of their authorized representatives is false or misleading or omits to state a fact required to be stated therein in order to make any of the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to Virtgame which adversely affects or in the future is likely to adversely affect Virtgame which has not been described or set forth or referred to in this Agreement, any Schedule or Exhibit hereto or any other document.

     5.   CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.
          ------------------------------------------------

          5.1  PrimeLine Sports Book System.   Each of the Stockholders further
               ----------------------------
represents, warrants and covenants with respect to the PrimeLine Sports Book System (as defined below) as follows:

          5.1.1 At the time of the formation of PrimeLine, I contributed to PrimeLine all of my right, title and interest in and to that certain License Agreement ("License Agreement") dated June 15, 1997 between ASEG, Inc. and the Stockholders, including all of my right, title and interest in and to the Licensed Products (as that term is defined in Section 1.3 of the License Agreement") and any improvements to, advancements on and successions to the Licensed Products from the date of the License Agreement (collectively referred to as the "PrimeLine Sports Book System"). I hereby confirm that I have no interest in or rights to the PrimeLine Sports Book System or any competing technology and, to my knowledge, other than as set forth on the Disclosure Schedule other, no other person has any interest in or rights to the PrimeLine Sports Book System other than PrimeLine.

          5.1.2 I agree that, upon request and without compensation therefor, but at no expense to or commitment of significant time by me, I will do all lawful acts, including the execution of papers and lawful oaths and the giving of testimony, that in the opinion of PrimeLine, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including design patents, on the PrimeLine Sports Book System, and for perfecting, affirming, maintaining and recording Primeline's complete ownership and title thereto, and to otherwise cooperate in all proceedings and matters relating thereto.

          5.1.3 I agree that all right, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter relating to the PrimeLine Sports Book System which occurred as a result of my employment with PrimeLine shall be the sole and exclusive property of PrimeLine, and agree that any such works comprised works made for hire. I hereby assign, and agree to assign, all right, title and interest in any and all copyrights, copyright registration and copyrightable subject matter which occurred as a result of my employment to PrimeLine. I hereby irrevocably appoint PrimeLine as my attorney-in-fact for the purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this paragraph and paragraph 5.1.2.

     5.2  Approvals and Consents.
          ----------------------

          5.2.1  In General.  The parties hereto shall each use all reasonable
                 ----------
best efforts to obtain, and shall not take any action which jeopardizes obtaining, the necessary approvals and consents of other persons and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement.

          5.2.2  PrimeLine and Stockholders Compliance with Securities Laws.
                 ----------------------------------------------------------
PrimeLine and each Stockholder shall take such actions as shall be required in order to exempt the transfer of the PrimeLine Shares to Virtgame from the registration and prospectus delivery requirements under the Securities Act and applicable state securities laws.

          5.2.3  Virtgame Compliance with Securities Laws.  Virtgame shall
                 ----------------------------------------
cooperate with the Stockholders in taking such actions as shall be required in order to exempt the offer and sale of the Virtgame Shares to the Stockholders from the registration and prospectus delivery requirements under the Securities Act and applicable state securities laws.

     5.3  Survival of Representations and Warranties.
          ------------------------------------------

          5.3.1  PrimeLine and Stockholders.  The representations and warranties
                 --------------------------
of PrimeLine and the Stockholders made herein shall not be affected by any information furnished to, or investigations made by Virtgame or any of its employees or representatives in connection with the subject matter of this Agreement. The representations and warranties of the Stockholders shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for a period of four (4) years after the Closing Date. The representations and warranties of PrimeLine shall not survive the Closing.

          5.3.2  Virtgame.  The representations and warranties of Virtgame made
                 --------
herein shall not be affected by any information furnished to, or investigations made by, PrimeLine or the Stockholders, or any of their employees or representatives, in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for period of four (4) years after the Closing Date.

     5.4  Conduct of Business Prior to the Closing Date. From the date hereof
          ---------------------------------------------
until the Closing Date, PrimeLine and the Stockholders shall each act as follows, except as otherwise expressly consented to in writing by Virtgame or for such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby:

          5.4.1  Notification.  PrimeLine and the Stockholders shall each
                 ------------
immediately notify Virtgame the other of any material breaches of the representations and warranties or any material nonfulfillment of the covenants, agreements or obligations of it or of any developments which could materially adversely affect the value of the PrimeLine Shares. Without limiting the foregoing, PrimeLine and the Stockholders shall each immediately notify Virtgame of (1) any unexpected emergency or other material change in the normal course of business or in the operation of PrimeLine's properties, (2) the instigation of or any material development in any litigation or regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) in which PrimeLine is named as a party, and (3) budgets, capital expenditures and material decisions involving its material properties or assets. PrimeLine and the Stockholders shall each keep Virtgame fully informed of such events and permit its representatives access to all materials prepared in connection therewith.

          5.4.2  Forbearance.  From the effective date hereof to the Closing
                 -----------
Date, PrimeLine shall not:  (1) amend its articles of incorporation or bylaws;
(2) issue any shares of capital stock or securities convertible into any such securities or enter into any agreement or commitment with respect to the issuance or purchase of any such securities; (3) declare, pay or set aside for payment any dividend or distribution in respect to any securities, or redeem, purchase or otherwise acquire any securities any options, warrants or other rights to purchase or subscribe to any securities; (4) make or contract for any capital investment, capital expenditure, capital addition or capital improvement; (5) negotiate with any person other than Virtgame concerning any merger, disposition of all or substantially all of its business, properties, or assets, any tender offer, acquisition or other business combination, other than the transactions provided for in this Agreement; (6) borrow or agree to borrow any funds; (7) pay, discharge or satisfy any claims, liabilities or obligations except in the ordinary course of business; (8) permit or allow any of the assets to be subjected to any lien; (9) cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, (other than (i) inventory in the ordinary course of business or (ii) for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its business; (10) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property rights; (11) make or enter into any commitment for capital expenditures for additions to property, plant or equipment of PrimeLine individually in excess of $5,000.00;
(12) pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any shareholder, director, officer or employee of the Company; (13) acquire any of the business or assets of any other person, firm, association or corporation;
(14) organize any new subsidiary, acquire any capital stock or other debt or equity securities of any corporation, enter into any partnership or joint venture or acquire any equity or ownership interest in any business; or (15) take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused a material breach of the representations and warranties of it set forth herein.

          5.5  Access.  Each of the parties hereto may, prior to the Closing
               ------
Date, through its respective representatives, make such reasonable investigation as is permitted by the laws of its respective jurisdiction of organization of the property, records and the financial condition of the other parties hereto as it reasonably deems necessary or advisable to assure itself of the accuracy of the representations and warranties of the other parties hereto and compliance by the other parties hereto with all agreements and conditions to be satisfied by them. Such investigation shall be done at reasonable times and under reasonable circumstances. Each party shall each keep confidential in the same manner in which it preserves its own confidential information any information so obtained which is not otherwise publicly available or ascertainable and to which it has been given access by another party, subject to applicable reporting and disclosure requirements under applicable federal and state laws, including without limitation securities laws. Nothing in this Section 5.4 shall be deemed to constitute a waiver by any party, or an agreement of any party to waive, with respect to any document, any claim of attorney-client privilege or legal or contractual privilege or requirement of confidentiality; provided, however, that the party claiming such privilege or requirement shall identify to the extent it is legally permitted the subject matter thereof to the party seeking such document.

          5.6  Indemnification.
               ---------------

               5.6.1  Indemnification by Virtgame.  Virtgame agrees to
                      ---------------------------
indemnify, defend and hold harmless the Stockholders against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that the Stockholders shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Virtgame in this Agreement, the schedules or exhibits hereto or in any other document furnished by Virtgame under this Agreement.

          5.6.2  Indemnification by PrimeLine and the Stockholders.  PrimeLine
                 -------------------------------------------------
and each Stockholder agrees to indemnify, defend and hold harmless Virtgame against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that Virtgame shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach of nonfulfillment of any of the representations, warranties, covenants or agreements made by PrimeLine or the Stockholder in this Agreement, the schedules or exhibits hereto or in any other document furnished by PrimeLine or the Stockholder under this Agreement.

          5.6.3  Procedures; Rights to Separate Counsel.  In the event any party
                 --------------------------------------
receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this
Section 5.5, the party claiming indemnification shall promptly notify the indemnifying party of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall an indemnifying party be obligated to indemnify another party for any settlement of any claim or action effected without the indemnifying party's prior written consent.

     6.   Conditions to the Obligations of PrimeLine and the Stockholders.
          ---------------------------------------------------------------
The obligations of PrimeLine and the Stockholders, hereunder are subject to the fulfillment at or before the Closing, of the following conditions (any of which may be waived in writing by PrimeLine and the Stockholders):

          6.1  Representations and Warranties, Etc.  The representations and
               -----------------------------------
warranties of Virtgame contained herein shall have been true and correct in all material respects when made and as of the Closing, except as affected by actions taken after the date hereof with the prior written consent of the Stockholders.

          6.2  Performance of Covenants.  Virtgame shall have performed and
               ------------------------
complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with, or executed by it prior to the Closing.

          6.3  No Governmental or Other Proceeding or Litigation.  No order of
               -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          6.4  Approvals and Consents.  All permits, consents or approvals of
               ----------------------
applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          6.5  Delivery of Instruments of Transfer.  Virtgame shall have
               -----------------------------------
delivered to the Stockholders or their representatives certificates evidencing Virtgame Shares.

     7.   Conditions to the Obligations of Virtgame.  The obligations of
          -----------------------------------------
Virtgame hereunder are subject to the fulfillment on or before the Closing, of the following conditions (any of which may be waived in writing by Virtgame):

          7.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of PrimeLine and the Stockholders contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing.

          7.2  Performance of Covenants.  PrimeLine and the Stockholders shall
               ------------------------
have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by them prior to or at the Closing.

          7.3  No Governmental or Other Proceeding or Litigation.  No order of
               -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.4  Approvals and Consents.  All permits, consents or approvals of
               ----------------------
applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          7.5  Instruments of Transfer.  The Stockholders shall have delivered
               -----------------------
to Virtgame certificates representing their PrimeLine Shares, along with duly executed stock powers, in form and substance reasonably satisfactory to Virtgame and its counsel as shall be necessary to effectively transfer all of the Stockholders' right, title and interest in the PrimeLine Shares to Virtgame.

     8.   MISCELLANEOUS.
          -------------

          8.1  Cumulative Remedies.  Any person having any rights under any
               -------------------
provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

          8.2  Successors And Assigns.  The rights and obligations of the
               ----------------------
parties under this Agreement shall not be assignable without the written consent of PrimeLine and the Stockholders, on the one hand, and Virtgame, on the other and any such purported assignment without their written consent shall be void ab initio. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          8.3  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

          8.4  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

          8.5  Notices.  Any approvals, consents or notices required or
               -------
permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

If to PrimeLine:            PrimeLine Gaming Technologies, Inc.
                                   11543 Hadar Drive
                                   San Diego, California 92126
                                   Attn:  Ronald M. Anders, President

If to the Stockholders:       Address set forth on Exhibit A

If to Virtgame:               Virtgame. Com Corp.

                                   12625 High Bluff Drive, Suite 205A
                                   San Diego, California  92130
                                   Attn:  Joseph R. Paravia, Chief Executive
                                             Officer

          8.6  Governing Law; Arbitration.  The validity, meaning and effect of
               --------------------------
this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed in that state, without regard to its conflicts of laws rules; provided however that the Federal Arbitration Act of the United States shall govern issues as to arbitrability.
If a dispute arises in connection with or relating to this Agreement and the parties are unable to resolve it within forty-five (45) days through direct negotiations, the dispute shall be referred to final and binding arbitration to be held in San Diego, California, in accordance with the rules of the American Arbitration Association for International Arbitration (as they may be amended from time to time). The award of the arbitrator(s) shall be final and binding upon the parties hereto and may be enforced by any court of competent jurisdiction.

          8.7  Schedules And Exhibits.  The Recitals and all schedules and
               ----------------------
exhibits are an integral part of this Agreement and are incorporated herein by this reference.

          8.8  Litigation Costs.  If any legal action or any arbitration or
               ----------------
other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          8.9  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

          8.10  Time.  Time is of the essence of this Agreement.
                ----

IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

                              "VIRTGAME.COM CORP."

                              Virtgame.Com Corp.,
                              a Delaware corporation

                              By:__________________________
                              Joseph R. Paravia, President

                              PrimeLine Gaming Technologies, Inc.,
                              a California corporation

                              By:___________________________


                                  ________________________
                                  Ronald M. Anders

                                  ________________________
                                  Hal S. Mirsky

                                  ________________________
                                  Gary M. Baker

                                  ________________________
                                  Steven G. Lutz

                                   EXHIBIT A

                              LIST OF STOCKHOLDERS
                              --------------------



       Name and Address                          Number of PrimeLine
                                                  Shares Owned by
                                                     Stockholder

Ronald M. Anders                                      32,333 1/3

Hal S. Mirsky                                         32,333 1/3

Gary M. Baker                                         32,333 1/3

Steven G. Lutz                                          3,000